UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2013

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2013, Interval Leisure Group, Inc. (“ILG”) held its annual meeting of stockholders.  The matters on which the stockholders voted, in person or by proxy, were (i) to elect nine directors to serve until ILG’s next annual meeting of stockholders or until their successors are duly elected and qualified, (ii) to approve the Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan, (iii) to ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2013 and (iv) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof. The results of the voting are as follows:

Proposal 1 — Election of Directors:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Craig M. Nash	49,885,877	800,314	3,288,487
David Flowers	49,923,418	762,773	3,288,487
Victoria L. Freed	50,429,196	256,995	3,288,487
Gary S. Howard	49,954,676	731,515	3,288,487
Lewis J. Korman	49,951,895	734,296	3,288,487
Thomas J. Kuhn	49,881,463	804,728	3,288,487
Thomas J. McInerney	49,954,538	731,653	3,288,487
Thomas P. Murphy, Jr.	49,954,610	731,581	3,288,487
Avy H. Stein	49,954,489	731,702	3,288,487

Each of ILG’s directors was re-elected.

Proposal 2 — Approve the Interval Leisure Group, Inc. 2013 Stock and Incentive Compensation Plan

Votes For	Votes Against	Abstentions	Broker Non-votes
49,336,982	1,343,718	5,491	3,288,487

The stockholders approved Proposal 2.

Proposal 3 —Ratify the appointment of Ernst & Young LLP as ILG’s independent registered certified public accounting firm for the fiscal year ended December 31, 2013

Votes For	Votes Against	Abstentions	Broker Non-votes
53,911,410	59,148	4,120	0

The stockholders ratified Proposal 3.

Proposal 4 — Transact such other business as may properly come before the meeting and any adjournment or postponement thereof

Votes For	Votes Against	Abstentions	Broker Non-votes
26,338,375	27,344,699	291,604	0

The stockholders did not approve Proposal 4 and no other business came before the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

	By:	/s/ Victoria J. Kincke
	Name:	Victoria J. Kincke
	Title:	Senior Vice President and
General Counsel

Date: May 24, 2013